Exhibit 2
NISSIN CO., LTD. (8571)
Monthly Data for March 2006
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total assets for SMEs	113,421,127	114,171,141	116,051,175	121,195,752	126,497,187	128,881,138	139,748,209	152,892,620	177,571,823	180,230,874	190,210,317	204,931,695

*	Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total number of accounts	82,614	82,405	82,319	82,266	82,207	80,175	80,179	80,087	82,926	82,666	82,291	80,064
Total loans to business owners	42,369	42,349	42,369	42,409	42,445	41,423	41,504	41,462	44,509	44,380	44,215	43,005
Small business owner loans	24,287	24,122	24,049	24,011	23,943	23,376	23,299	23,212	25,165	24,998	24,818	24,235
Business Timely loans	17,574	17,720	17,819	17,875	17,978	17,517	17,657	17,702	17,772	17,852	17,874	17,228
Secured loans	389	401	408	413	426	432	454	458	595	603	602	664
Notes receivable	119	106	93	110	98	98	94	90	977	927	921	878
Total loans to consumers	40,245	40,056	39,950	39,857	39,762	38,752	38,675	38,625	38,417	38,286	38,076	37,059
Wide loans	31,118	30,790	30,506	30,291	30,063	29,450	29,245	29,053	28,710	28,457	28,223	27,701
Consumer loans	9,127	9,266	9,444	9,566	9,699	9,302	9,430	9,572	9,707	9,829	9,853	9,358

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total loans receivable	149,248,323	148,778,547	149,815,421	153,917,360	158,068,727	158,851,935	168,716,430	180,735,296	203,942,396	205,799,072	214,932,708	228,914,087
Total loans to business owners	99,327,854	99,541,254	101,047,419	105,441,665	109,922,587	111,451,338	121,813,827	134,387,083	158,388,737	160,727,266	170,090,194	184,756,172
Small business owner loans	58,702,429	57,800,699	58,242,833	58,155,021	59,259,177	58,636,526	59,759,475	59,530,698	64,426,785	64,749,404	69,307,583	65,506,533
Business Timely loans	21,274,655	22,044,701	22,783,347	23,265,370	23,854,386	23,693,095	24,184,173	24,594,689	25,015,381	25,515,522	25,881,400	25,281,708
Secured loans	19,121,781	19,496,882	19,854,550	23,834,853	26,652,528	28,968,200	37,714,486	50,133,270	66,342,325	67,964,060	72,413,085	91,609,696
Notes receivable	228,988	198,970	166,687	186,419	156,495	153,516	155,692	128,424	2,604,244	2,498,279	2,488,124	2,358,233
Total loans to consumers	49,920,468	49,237,293	48,768,002	48,475,695	48,146,139	47,400,596	46,902,602	46,348,213	45,553,658	45,071,805	44,842,514	44,157,914
Wide loans	47,063,603	46,335,153	45,807,888	45,468,724	45,092,827	44,444,873	43,897,824	43,297,721	42,461,240	41,945,579	41,703,238	41,163,103
Consumer loans	2,856,865	2,902,140	2,960,114	3,006,971	3,053,312	2,955,723	3,004,777	3,050,491	3,092,417	3,126,226	3,139,276	2,994,811

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.
*	Figures above include performance of Aprek Co., Ltd. which became consolidated subsidiary as of Dec. 12, 2006. (Dec.-Mar.)

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Assets held for leases and installment loans	6,184,274	6,369,964	6,528,756	6,799,737	7,190,600	7,547,970	7,689,431	7,949,942	8,230,088	8,279,886	8,687,635	8,636,288

*	Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
*	Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Purchased loans receivable and real estate for sale	16,586,692	16,357,690	16,220,129	17,665,939	19,157,542	18,491,246	19,278,615	19,043,832	20,491,613	21,872,151	21,496,198	26,974,351

*	Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd. and NIS Property Co., Ltd.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Guaranteed loans outstanding	7,908,000	8,259,000	8,475,000	8,954,000	9,384,000	9,881,000	10,244,000	10,555,000	10,952,000	11,223,000	11,432,000	11,539,000
Sanyo Club	4,393,000	4,606,000	4,802,000	5,035,000	5,303,000	5,627,000	5,818,000	6,103,000	6,244,000	6,468,000	6,644,000	6,806,000
Shinsei Business Finance	3,063,000	3,024,000	3,023,000	3,094,000	3,138,000	3,194,000	3,155,000	3,220,000	3,291,000	3,208,000	3,187,000	3,177,000
Chuo Mitsui Finance Service	95,000	166,000	145,000	235,000	293,000	321,000	451,000	409,000	483,110	505,000	727,000	591,000
Accounts receivable guaranteed	356,000	462,000	504,000	588,000	648,000	738,000	818,000	821,000	933,000	1,041,000	873,000	963,000

*	Amounts for guaranteed loans outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216	1,289	1,617	1,465	1,592	1,380	1,351	1,422	1,589	1,251	1,330	1,487	16,989
Approvals	404	309	413	389	412	342	325	334	448	272	319	335	4,302
Approval ratio	33.22%	23.97%	25.54%	26.55%	25.88%	24.78%	24.06%	23.49%	28.19%	21.74%	23.98%	22.53%	25.32%
Business Timely loans
Applications	2,241	2,530	2,434	1,732	1,490	1,715	1,860	1,400	1,374	1,137	1,239	1,337	20,489
Approvals	1,673	2,142	1,855	1,418	1,328	1,300	1,410	1,195	1,210	970	1,080	1,131	16,712
Approval ratio	74.65%	84.66%	76.21%	81.87%	89.13%	75.80%	75.81%	85.36%	88.06%	85.31%	87.17%	84.59%	81.57%
Secured loans
Applications	65	67	116	97	87	113	115	121	106	101	114	217	1,319
Approvals	23	25	38	30	39	41	43	38	51	29	38	117	512
Approval ratio	35.38%	37.31%	32.76%	30.93%	44.83%	36.28%	37.39%	31.40%	48.11%	28.71%	33.33%	53.92%	38.82%
Notes receivable
Applications	50	21	39	45	48	49	39	41	78	34	35	36	515
Approvals	34	21	23	37	28	26	31	22	50	26	33	30	361
Approval ratio	68.00%	100.00%	58.97%	82.22%	58.33%	53.06%	79.49%	53.66%	64.10%	76.47%	94.29%	83.33%	70.10%
Wide loans
Applications	6,536	7,395	6,930	6,040	7,254	7,216	6,227	6,096	5,254	6,252	5,635	5,982	76,817
Approvals	380	278	340	350	388	353	322	323	279	266	388	483	4,150
Approval ratio	5.81%	3.76%	4.91%	5.79%	5.35%	4.89%	5.17%	5.30%	5.31%	4.25%	6.89%	8.07%	5.40%
Consumer loans
Applications	2,519	3,014	2,861	2,932	3,176	3,302	3,011	2,703	2,460	2,778	1,091	1,255	31,102
Approvals	502	494	552	490	509	491	491	463	492	392	347	343	5,566
Approval ratio	19.93%	16.39%	19.29%	16.71%	16.03%	14.87%	16.31%	17.13%	20.00%	14.11%	31.81%	27.33%	17.90%

*1	The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered with the introduction of new systems since April 2005 and are displayed as the number of accepted applications at loan offices.

*2	The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

Newly Contracted Accounts and Loan Amounts by Application Channel
March 2005

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	113	388,350	478	357,909	1	11,000	0	0	0	0	46	13,130	638	770,389
Other	257	2,464,300	114	90,716	27	4,388,500	35	57,293	358	1,081,440	301	76,387	1,092	8,158,637

Total	370	2,852,650	592	448,626	28	4,399,500	35	57,293	358	1,081,440	347	89,517	1,730	8,929,027

March 2006

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	48	229,900	148	153,325	0	0	1	367	1	4,000	17	5,380	215	392,973
Other	212	1,990,317	176	220,360	42	19,234,050	7	13,619	464	1,518,440	165	46,273	1,066	23,023,061

Total	260	2,220,217	324	373,686	42	19,234,050	8	13,987	465	1,522,440	182	51,653	1,281	23,416,034

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Partner Service, Inc., and Chuo Mitsui Finance Service Co., Ltd..
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
March 2005

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,693	5,656,790	4,529	6,050,301	9	105,691	2	5,300	9	19,319	1,295	411,307	7,537	12,248,709
Other	22,721	53,304,443	12,964	14,811,779	381	18,705,914	101	168,902	31,431	47,584,834	7,722	2,415,952	75,320	136,991,827

Total	24,414	58,961,234	17,493	20,862,080	390	18,811,605	103	174,203	31,440	47,604,153	9,017	2,827,260	82,857	149,240,537

March 2006

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,799	5,459,972	5,557	9,722,661	9	45,347	1	367	12	23,735	1,153	344,826	8,531	15,596,910
Other	20,521	54,063,111	11,671	15,559,447	543	90,277,769	108	187,671	27,689	41,139,367	8,205	2,649,985	68,737	203,877,352

Total	22,320	59,523,084	17,228	25,282,108	552	90,323,116	109	188,038	27,701	41,163,103	9,358	2,994,811	77,268	219,474,263

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Partner Service, Inc., and Chuo Mitsui Finance Service Co., Ltd.

Delinquent Loans by Default Days as of March 31, 2004, 2005 and 2006
March 31, 2004

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	411,072	0.72	356,502	0.62	1,720,536	3.01	2,488,111	4.35	57,167,928
Business Timely loans	269,180	1.44	1,578	0.01	761	0.00	271,520	1.46	18,658,608
Secured loans	24,562	0.25	9,376	0.09	100,909	1.01	134,848	1.35	10,003,596
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	396,444
Wide loans	442,783	0.77	342,513	0.60	1,363,050	2.37	2,148,347	3.74	57,459,955
Consumer loans	531,204	1.49	2,691	0.01	3,376	0.01	537,272	1.51	35,604,207

Total	1,678,803	0.94	712,662	0.40	3,188,634	1.78	5,580,100	3.11	179,290,741

March 31, 2005

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	417,368	0.71	347,222	0.59	1,753,624	2.97	2,518,215	4.27	58,961,234
Business Timely loans	190,270	0.91	0	0.00	3,818	0.02	194,089	0.93	20,862,080
Secured loans	3,087	0.02	50,308	0.27	431,659	2.29	485,056	2.58	18,811,605
Notes receivable	0	0.00	2,267	1.31	21,900	12.64	24,167	13.95	173,203
Wide loans	318,688	0.67	219,847	0.46	1,172,329	2.46	1,710,866	3.59	47,604,916
Consumer loans	41,603	1.47	486	0.02	0	0.00	42,089	1.49	2,827,260

Total	971,018	0.65	620,133	0.42	3,383,332	2.27	4,974,484	3.33	149,240,300

March 31, 2006

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	416,962	0.70	379,523	0.64	1,858,472	3.12	2,654,958	4.46	59,523,084
Business Timely loans	304,016	1.20	2,276	0.01	1,806	0.01	308,099	1.22	25,282,108
Secured loans	0	0.00	176,771	0.20	146,214	0.16	322,985	0.36	90,323,116
Notes receivable	3,500	1.86	0	0.00	14,236	7.57	17,736	9.43	188,038
Wide loans	267,405	0.65	156,474	0.38	836,587	2.03	1,260,467	3.06	41,163,103
Consumer loans	50,365	1.68	2,533	0.08	4,312	0.14	57,211	1.91	2,994,811

Total	1,042,250	0.47	717,578	0.33	2,861,629	1.30	4,621,459	2.11	219,474,263

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	March 2006		March 2005		March 2004
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	131,521	62.03%	100,855	75.00%	92,701	64.66%
Bank	112,946	53.27%	84,609	62.92%	64,771	45.18%
Non-life insurance companies	1,981	0.93%	1,716	1.28%	2,407	1.68%
Other financial institutions	16,592	7.83%	14,528	10.80%	25,423	17.73%
Direct	80,491	37.97%	33,614	25.00%	50,666	35.34%

Total	212,013	100.00%	134,469	100.00%	143,367	100.00%

Borrowings by maturity

	(amount in millions of yen)
	March 2006		March 2005		March 2004
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	49,700	23.44%	10,917	8.12%	5,300	3.70%
Long-term loan	162,313	76.56%	123,552	91.88%	138,067	96.30%
Long-term loan within 1 year	50,301	23.73%	53,874	40.06%	61,923	43.19%
Long-term loan over 1 year	112,012	52.83%	69,678	51.82%	76,143	53.11%

Total	212,013	100.00%	134,469	100.00%	143,367	100.00%

Borrowing rates

	(%)
	March 2006	March 2005	March 2004
Indirect	1.46	1.97	2.33
Bank	1.45	1.89	2.28
Non-life insurance companies	1.84	2.35	2.60
Other financial institutions	1.46	2.38	2.44
Direct	0.90	1.30	2.04

Total	1.28	1.80	2.23

List of Investment Securities

	As of March 31, 2006
	(amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	464	5,700,425,600	3,243,345,600
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	77,500	8,890,567,500	1,631,093,243
IDU Co.	8922	5,200	198,758	1,033,544,000	498,000	2,589,600,000	1,556,056,000
For-side.com Co., Ltd.	2330	50,000	6,091	304,580,000	29,100	1,455,000,000	1,150,420,000
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	351,000	526,500,000	401,500,000
Axell Corp.	6730	600	41,666	25,000,000	469,000	281,400,000	256,400,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	452,000	226,000,000	174,733,750
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	141,000	211,500,000	88,236,000
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	14,290	142,900,000	87,593,361
SBI Holdings, Inc.	8473	970	2,144	2,079,680	66,600	64,602,000	62,522,320
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	959	117,929,189	45,033,320
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	2,120	36,676,000	12,438,700
Gamepot Inc.	3792	30	24,335	730,050	345,000	10,350,000	9,619,950
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	155,000	76,880,000	9,055,755
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	824	82,400,000	8,460,500
MOC Corp.	2363	800	165,000	132,000,000	168,000	134,400,000	2,400,000
Aeria Inc.	3758	30	1,505,600	45,168,000	1,326,000	39,780,000	-5,388,000
The Bank of Kochi, Ltd.	8416	60,000	460	27,600,000	320	19,200,000	-8,400,000
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	380	2,764,500,000	-148,274,646

Subtotal				14,793,764,436		23,370,610,289	8,576,845,853

Non-listed Companies and Others				Book Value		Carrying Value	Difference
Number of individual issues: 140				10,639,368,540		10,639,368,540	0

*Deemed securities are included.

Total				25,433,132,976		34,009,978,829	8,576,845,853

*	Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.
Affiliates and Subsidiaries

	(amount: Yen)
Affiliates	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Shinsei Business Finance Co., Ltd.		500,000	500	250,000,000	500	250,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0
Nippon Real Estate Rating Services Co., Ltd.		400	50,000	20,000,000	50,000	20,000,000	0

Consolidated Subsidiaries	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	400,000	1,250	500,000,000	163,400	65,360,000,000	64,860,000,000
Aprek Co., Ltd.	8489	3,132,000	462	1,446,417,900	700	2,192,400,000	745,982,100
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Nissin Leasing (China) Co., Ltd.*		—	—	2,210,311,000	—	2,210,311,000	0
NIS Securities Co., Ltd.		7,036	541,606	3,810,767,000	541,606	3,810,739,920	-27,080
Other subsidiaries				117,623,711		117,623,711	0

Total				9,818,119,611		75,424,074,631	65,605,955,020

*	Beginning book value (US$20,000,000) of Nissin Leasing (China) Co., Ltd. is converted into yen.